EXHIBIT 21

                              LIST OF SUBSIDIARIES

1.    Moto Guzzi, S.p.A.

2.    Moto Guzzi North America Inc.

3.    MGI Motorcycle GmbH

4.    Moto Guzzi France, S.a.r.1